Exhibit 99.1

Ballantyne Strong, Inc. – Fiscal Year 2020

First Quarter 2020 Results

Ballantyne Strong Reports First Quarter 2020 Operating Results

Charlotte, NC – May 12, 2020 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced financial results for the first quarter ended March 31, 2020. The Company conducts its operations through three operating segments: Strong Entertainment, Convergent and Strong Outdoor.

Financial and Operational Highlights

●	Significant improvements in first quarter consolidated financial performance as compared to the prior year

	○	Gross profit increased by 60.8%

	○	Operating loss improved 25.4%

	○	Net loss improved 89.2%

	○	Adjusted EBITDA (a non-GAAP measure) increased 54.1%

●	Convergent’s Digital Signage as a Service (DSaaS) recurring revenue model continued to generate improving gross margins and operating performance

●	Strong Entertainment’s revenue and profitability contracted, following several quarters of improving trends, as the COVID-19 pandemic began to impact demand for both screens and services in March 2020

●	Strong Outdoor’s operating performance improved significantly on lower cost structure and launch of experiential marketing campaigns

Mark Roberson, Chief Executive Officer, commented, “The first quarter started off with positive momentum as gross margin, net loss and Adjusted EBITDA all showed meaningful improvements. However, that strong start was disrupted by the impact of the COVID-19 pandemic on our entertainment and advertising customers. In response to the temporary cinema closures and considerable reduction in outdoor advertising activities, we have taken actions to significantly reduce our operating expenses, manage working capital and conserve cash.

“Many of our digital signage customers provide essential services and their business levels have held up reasonably well. We began a phased reopening of our screen manufacturing facility this week and expect service demand will start to recover as cinemas prepare to resume operations this summer. While we cannot predict the timing or trajectory of the business recovery, we will continue to closely monitor expenses and pace our activities to ensure that we are well positioned to support our customers.”

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 2 of 8

First Quarter 2020 Financial Review

●	Consolidated revenue decreased 5.1% to $13.6 million for the first quarter of 2020 compared to the first quarter of 2019.

○	Revenue from Strong Entertainment decreased 3.8% to $7.3 million primarily due to the impact of COVID-19, including the temporary closure of our screen manufacturing facility in Quebec and lower revenues from field service projects;

○	Revenue from Convergent decreased 10.4% to $5.0 million as growth in DSaaS revenues were offset by lower revenue from non-recurring installation projects; and

○	Revenue from Strong Outdoor of $1.2 million was relatively flat compared to the prior year as increased advertising revenues from static taxi-tops and experiential marketing campaigns offset the reduction in revenue from the transfer of the digital taxi-top business to Firefly in mid-2019.

●	Gross profit increased 60.8% to $4.3 million for the first quarter of 2020. Gross profit margins improved to 31.3% for the first quarter of 2020 from 18.5% in for the first quarter of 2019. The improvement was a direct result of repositioning Convergent to a high margin recurring revenue model combined with cost reduction initiatives and improvements in Strong Outdoor’s operating cost structure.

●	Operating loss improved 25.4% to $1.9 million for the first quarter of 2020 from $2.6 million in the prior year. Improved operating performance at Convergent and Strong Outdoor and lower unallocated corporate expenses were partially offset by the lower revenue and related contribution from Strong Entertainment. We also recognized increased accounts receivable collection reserves due to the increased uncertainty related to the impact of COVID-19 on our customers.

●	Net loss was $0.4 million ($0.03 per share) for the first quarter of 2020 as compared to $4.2 million ($0.29) per share) in the prior year. Improved operating results, combined with foreign currency gains, lower fair value adjustments on our notes receivable and increased equity method investment income improved our net loss in the current year.

●	Adjusted EBITDA, a non-GAAP measure, improved to $(0.7) million for the first quarter of 2020 compared to $(1.4) million in the prior year.

Conference Call

A conference call to discuss the 2020 first-quarter financial results will be held on Tuesday, May 12, 2020 at 5:00 pm Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13703177. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately two hours after the conclusion of the conference call until Friday, June 12, 2020 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13703177.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional expenses, gains on insurance recoveries and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 3 of 8

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 12, 2020, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the entertainment, retail and advertising markets.

Forward-Looking Statements

In addition to the historical information in this press release, it includes forward-looking statements, such as our expectations regarding future sales, the impact, length and severity of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s subsequent filings with the Securities and Exchange Commission, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s access to capital, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may be further be, exacerbated by the COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:
Ballantyne Strong, Inc.
Mark Roberson
Chief Executive Officer

IR@btn-inc.com

704-994-8279

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 4 of 8

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,546	$4,951
Restricted cash	351	351
Accounts receivable (net of allowance for doubtful accounts of $1,217 and $1,291, respectively)	10,252	12,898
Inventories, net	2,794	2,879
Recoverable income taxes	262	190
Other current assets	2,642	1,754
Total current assets	22,847	23,023
Property, plant and equipment (net of accumulated depreciation of $10,299 and $10,238, respectively)	9,836	10,560
Operating lease right-of-use assets	5,438	5,581
Finance lease right-of-use assets	2,333	2,563
Investments	14,368	13,311
Intangible assets, net	1,453	1,534
Goodwill	842	919
Other assets	98	142
Total assets	$57,215	$57,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,139	$3,273
Accrued expenses	3,830	4,416
Short-term debt	3,188	3,080
Current portion of long-term debt	1,016	998
Current portion of operating lease obligations	974	971
Current portion of finance lease obligations	1,633	1,586
Deferred revenue and customer deposits	3,175	2,981
Total current liabilities	18,955	17,305
Long-term debt, net of current portion and debt issuance costs	2,757	3,019
Operating lease obligations, net of current portion	4,632	4,809
Finance lease obligations, net of current portion	3,561	3,988
Deferred revenue and customer deposits, net of current portion	32	38
Deferred income taxes	2,918	2,649
Other long-term liabilities	110	116
Total liabilities	32,965	31,924
Commitments, contingencies and concentrations
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,445 and 17,410 shares at March 31, 2020 and December 31, 2019, respectively; outstanding 14,651 and 14,616 shares at March 31, 2020 and December 31, 2019, respectively	174	174
Additional paid-in capital	42,862	42,589
Retained earnings	5,554	6,001
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(5,754)	(4,469)
Total stockholders’ equity	24,250	25,709
Total liabilities and stockholders’ equity	$57,215	$57,633

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 5 of 8

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net product sales	$6,404	$5,560
Net service revenues	7,171	8,746
Total net revenues	13,575	14,306
Cost of products sold	4,695	3,523
Cost of services	4,627	8,138
Total cost of revenues	9,322	11,661
Gross profit	4,253	2,645
Selling and administrative expenses:
Selling	1,344	1,228
Administrative	4,830	3,929
Total selling and administrative expenses	6,174	5,157
Loss on disposal of assets	-	(64)
Loss from operations	(1,921)	(2,576)
Other income (expense):
Interest expense	(272)	(119)
Fair value adjustment to notes receivable	-	(510)
Foreign currency transaction gain (loss)	488	(143)
Other income, net	289	36
Total other income (expense)	505	(736)
Loss before income taxes and equity method investment income (loss)	(1,416)	(3,312)
Income tax expense	(400)	(141)
Equity method investment income (loss)	1,369	(697)
Net loss	$(447)	$(4,150)

Basic loss per share	$(0.03)	$(0.29)
Diluted loss per share	$(0.03)	$(0.29)

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 6 of 8

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(447)	$(4,150)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for (recovery of) doubtful accounts	819	(310)
Provision for obsolete inventory	44	53
Provision for warranty	53	67
Depreciation and amortization	989	795
Amortization and accretion of operating leases	309	579
Fair value adjustment to notes receivable	-	510
Equity method investment (income) loss	(1,369)	697
Loss on disposal of assets	-	64
Gain on Firefly transaction	(270)	-
Deferred income taxes	23	50
Stock-based compensation expense	273	243
Changes in operating assets and liabilities:
Accounts receivable	1,499	1,819
Inventories	(118)	(145)
Current income taxes	(87)	(444)
Other assets	(277)	(69)
Accounts payable and accrued expenses	1,323	(605)
Deferred revenue and customer deposits	216	11
Operating lease obligations	(341)	(590)
Net cash provided by (used in) operating activities	2,639	(1,425)
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	$-	$86
Capital expenditures	(371)	(257)
Net cash used in investing activities	(371)	(171)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	237
Principal payments on short-term debt	(55)	(79)
Principal payments on long-term debt	(243)	(245)
Payments on capital lease obligations	(380)	(49)
Net cash used in financing activities	(678)	(136)
Effect of exchange rate changes on cash and cash equivalents	5	23
Net increase (decrease) in cash and cash equivalents and restricted cash	1,595	(1,709)
Cash and cash equivalents and restricted cash at beginning of period	5,302	7,048
Cash and cash equivalents and restricted cash at end of period	$6,897	$5,339

Components of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$6,546	$4,989
Restricted cash	351	350
Total cash and cash equivalents and restricted cash	$6,897	$5,339

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 7 of 8

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Strong Entertainment
Revenue	$7,315	$7,601
Gross profit	1,834	2,415
Operating (loss) income	(337)	1,159
Adjusted EBITDA	(103)	1,471

Convergent
Revenue	$4,962	$5,535
Gross profit	1,985	1,569
Operating income	857	752
Adjusted EBITDA	1,460	1,178

Strong Outdoor
Revenue	$1,197	$1,093
Gross profit (loss)	333	(1,416)
Operating loss	(376)	(2,012)
Adjusted EBITDA	(266)	(1,902)

Corporate and Other
Revenue	$101	$77
Gross profit	101	77
Operating loss	(2,065)	(2,475)
Adjusted EBITDA	(1,747)	(2,176)

Consolidated
Revenue	$13,575	$14,306
Gross profit	4,253	2,645
Operating loss	(1,921)	(2,576)
Adjusted EBITDA	(656)	(1,429)

Ballantyne Strong, Inc. – Fiscal Year 2020 First Quarter 2020 Results	Page 8 of 8

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020					2019
	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net (loss) income	$(156)	616	$(201)	(706)	$(447)	$(348)	579	$(2,034)	(2,347)	$(4,150)
Interest expense, net	32	144	95	1	272	35	92	23	(31)	119
Income tax expense	287	58	-	55	400	23	68	-	50	141
Depreciation and amortization	230	602	110	47	989	219	423	100	53	795
EBITDA	393	1,420	4	(603)	1,214	(71)	1,162	(1,911)	(2,275)	(3,095)
Stock-based compensation expense	-	-	-	273	273	-	-	-	243	243
Fair value adjustment to notes receivable	-	-	-	-	-	510	-	-	-	510
Equity method investment loss (income)	48	-	-	(1,417)	(1,369)	841	-	-	(144)	697
Loss on disposal of assets and impairment charges	-	-	-	-	-	63	1	-	-	64
Foreign currency transaction (gain) loss	(528)	40	-	-	(488)	128	15	-	-	143
Gain on Firefly transaction, net of transaction costs	-	-	(270)	-	(270)	-	-	9	-	9
Gain on property and casualty insurance recoveries	(16)	-	-	-	(16)	-	-	-	-	-
Adjusted EBITDA	$(103)	$1,460	$(266)	$(1,747)	$(656)	$1,471	$1,178	$(1,902)	$(2,176)	$(1,429)